Exhibit 99.1

Mentor Graphics Reports Fiscal Second Quarter Results

WILSONVILLE, Ore.--(BUSINESS WIRE)--August 20, 2009--Mentor Graphics Corporation (NASDAQ:MENT) today announced results for the fiscal second quarter 2010, ending July 31, 2009. For the quarter, the company reported revenues of $182.6 million, non-GAAP earnings per share of $.02, and a GAAP loss per share of $.22. Bookings for the quarter rose 15% over the prior fiscal second quarter.

“The quarter’s strong bookings performance was driven by new customers and new products. Though the business climate is still difficult, we did see strong sequential increases in consulting and distributor bookings during the quarter, both signs we take as indicators of an improving customer environment,” said Walden C. Rhines, CEO and chairman of Mentor Graphics. “The company continues to build its strength in new markets, expanding its electronic system level design (ESL) and low-power product offerings during the quarter. Taiwan Semiconductor Manufacturing Company’s (TSMC) inclusion of a full Mentor low-power implementation flow in their Reference Flow 10.0 further strengthens the company’s position in the physical implementation market.”

During the quarter, Mentor released a new version of its Catapult® C synthesis tool enabling full chip synthesis, including control logic, and better power management. The company also released its PADS® 9.0 printed circuit board flow which incorporated new collaboration, manufacturing and analysis tools. At the Design Automation Conference (DAC) in July, Mentor advanced its full system low-power strategy by launching its VistaTM platform which enables engineers to model power early in the design cycle. Also at DAC, Mentor and its partners detailed the company’s multi-operating system, multi-core embedded system strategy featuring Linux, Android, and Nucleus® operating systems. On Tuesday, the company closed its acquisition of LogicVision announced during the second quarter. The acquisition strengthens the company’s market-leading position in the design-for-test market by combining LogicVision’s strength in built-in-self-test (BIST) with the company’s strength in automated test pattern generation (ATPG) and embedded test pattern compression technology.

“With a tight rein on costs and the beginnings of an improving economic climate, the company performed better than we were confident to predict,” said Gregory K. Hinckley, president of Mentor Graphics. “The contract renewals we had in the quarter were at similar levels to their previous contract values, which was an improvement from the first quarter’s renewal rates. And despite acquisitions, headcount and operating expenses are down from a year ago, as the company continued to attack costs like travel, facilities and outside services.”

Outlook

For the third quarter fiscal 2010, the company expects revenue of about $183 million, non-GAAP earnings per share of about $.01 and a GAAP loss per share of about $.19.

Adoption of FASB Staff Position APB 14-1

During the first quarter of fiscal 2010, Mentor Graphics adopted FASB Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (FSP APB 14-1). FSP APB 14-1 requires retroactive application to all prior periods reported. Accordingly, we have adjusted the applicable prior period balance sheets, statements of operations including net income (loss) per share, and statements of cash flows to reflect the adjusted balance of the convertible notes and related items, and to record the amortization of the discount on the convertible notes as a non-cash interest expense. A reconciliation of our adjusted Condensed Consolidated Balance Sheets as of January 31, 2009, our adjusted Condensed Consolidated Statements of Operations, and our adjusted Condensed Consolidated Statements of Cash Flows for the three and six months ended July 31, 2008 to their original filings is included with this release.

Discussion of Non-GAAP Financial Measures

Mentor Graphics management evaluates and makes operating decisions using various performance measures. In addition to our GAAP results, we also consider adjusted gross margin, operating margin and net income (loss), which we refer to as non-GAAP gross margin, operating margin, and net income (loss), respectively. These non-GAAP measures are derived from the revenues of our product, maintenance, and services business operations and the costs directly related to the generation of those revenues, such as cost of revenue, research and development, sales and marketing, and general and administrative expenses, that management considers in evaluating our ongoing core operating performance. These non-GAAP measures exclude amortization of intangible assets, in-process research and development, special charges, equity plan-related compensation expenses and charges, interest expense attributable to net retirement premiums or discounts on the early retirement of debt and associated debt issuance costs, interest expense associated with the amortization of debt discount on convertible debt recorded under FSB APB 14-1, impairment of cost method investments, and the equity in income or losses of unconsolidated entities, which management does not consider reflective of our core operating business.

Identified intangible assets consist primarily of purchased technology, backlog, trade names, customer relationships, and employment agreements. In periods prior to the adoption of Statement of Financial Accounting Standards (SFAS) No. 141 (revised 2007), “Business Combinations,” in-process research and development charges represented products in development that had not reached technological feasibility at the time of acquisition. Special charges primarily consist of costs incurred for employee terminations due to a reduction of personnel resources driven by modifications of business strategy or business emphasis. Special charges may also include expenses incurred related to potential acquisitions, excess facility costs, asset-related charges, post-acquisition rebalance costs and restructuring costs, including severance and benefits. Equity plan-related compensation expenses represent the fair value of all share-based payments to employees, including grants of employee stock options, as required under SFAS No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R). For purposes of comparability across other periods and against other companies in our industry, non-GAAP net income (loss) is adjusted by the amount of additional taxes or tax benefit that we would accrue using a normalized effective tax rate applied to the non-GAAP results.

Management excludes from our non-GAAP measures certain recurring items to facilitate its review of the comparability of our core operating performance on a period-to-period basis because such items are not related to our ongoing core operating performance as viewed by management. Management considers our core operating performance to be that which can be affected by our managers in any particular period through their management of the resources that affect our underlying revenue and profit generating operations during that period. Management uses this view of our operating performance for purposes of comparison with our business plan and individual operating budgets and allocation of resources. Additionally, when evaluating potential acquisitions, management excludes the items described above from its consideration of target performance and valuation. More specifically, management adjusts for the excluded items for the following reasons:

  Amortization charges for our intangible assets are inconsistent in amount and frequency and are significantly impacted by the timing and magnitude of our acquisition transactions. We therefore consider our operating results without these charges when evaluating our core performance. Generally, the most significant impact to inter-period comparability of our net income (loss) is in the first twelve months following an acquisition.
  In-process research and development charges are largely disregarded as acquisition decisions are made since they often result in charges that vary significantly in size and amount. Management excludes these charges when evaluating the impact of an acquisition transaction and our ongoing performance.
  Special charges are incurred based on the particular facts and circumstances of acquisition and restructuring decisions and can vary in size and frequency. These charges are not ordinarily included in our annual operating plan and related budget due the unpredictability of economic trends and the rapidly changing technology and competitive environment in our industry. We therefore exclude them when evaluating our managers' performance internally.
  We view equity plan-related compensation as a key element of our employee retention and long-term incentives, not as an expense that we use in evaluating core operations in any given period. Management also believes this information is useful to investors to compare our performance to the performance of other companies in our industry who present non-GAAP results adjusted to exclude stock compensation expense.
  Interest expense attributable to net retirement premiums or discounts on the early retirement of debt, the write-off of associated debt issuance costs and the amortization of the debt discount on convertible debt were excluded. Management does not consider these charges as a part of our core operating performance. The early retirement of debt and the associated debt issuance costs is not included in our annual operating plan and related budget due to unpredictability of market conditions which could facilitate an early retirement of debt. We consider the amortization of the debt discount on convertible debt recorded under FSP APB 14-1 not to be a direct cost of operations. We also believe this presentation is more useful to investors in comparing our performance to the performance of other companies in our industry who present non-GAAP results adjusted to exclude such items.
  Impairment of cost method investments can occur when the fair value of the investment is less than its cost. This can occur when there is a significant deterioration in the investee’s earnings performance, significant adverse changes in the general market conditions of the industry in which the investee operates, or indications that the investee may no longer be able to conduct business. These charges are inconsistent in amount and frequency. We therefore consider our operating results without these charges when evaluating our core performance.
  Equity in income or losses of unconsolidated subsidiaries represents the net income (losses) in an investment accounted for under the equity method. The amounts represent our equity in the net income (losses) of a common stock investment. The carrying amount of our investment is adjusted for our share of earnings or losses of the investee. The amounts were excluded as we do not influence or control the results of operations for these investments and management does not consider this activity a part of our core operating performance.
  Income tax expense (benefit) is adjusted by the amount of additional tax expense or benefit that we would accrue if we used non-GAAP results instead of GAAP results in the calculation of our tax liability, taking into consideration our long-term tax structure. We use a normalized effective tax rate of 17%, which reflects the weighted average tax rate applicable under the various tax jurisdictions in which we operate. This non-GAAP weighted average tax rate is subject to change over time for various reasons, including changes in the geographic business mix and changes in statutory tax rates. Our GAAP tax rate for the six months ended July 31, 2009 is (28%), after the consideration of discrete items. Without discrete items of $(3,530) thousand, our GAAP tax rate is (41%). Inclusive of discrete items, our full fiscal year 2010 GAAP tax rate is projected to be (34%). The GAAP tax rate considers certain mandatory and other non-scalable tax costs which may adversely or beneficially affect our tax rate depending upon our level of profitability in various jurisdictions.

In certain instances our GAAP results of operations may not be profitable when our corresponding non-GAAP results are profitable or vice versa. The number of shares on which our non-GAAP EPS is calculated may therefore differ from the GAAP presentation due to the anti-dilutive effect of stock options in a loss situation.

Non-GAAP gross margin, operating margin, and net income (loss) are supplemental measures of our performance that are not required by, or presented in accordance with, GAAP. Moreover, they should not be considered as an alternative to any performance measure derived in accordance with GAAP, or as an alternative to cash flow from operating activities as a measure of our liquidity. We present non-GAAP gross margin, operating margin, and net income (loss) because we consider them to be important supplemental measures of our operating performance and profitability trends, and because we believe they give investors useful information on period-to-period performance as evaluated by management. Non-GAAP net income (loss) also facilitates comparison with other companies in our industry, which use similar financial measures to supplement their GAAP results. Non-GAAP net income (loss) has limitations as an analytical tool, and therefore should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. In the future we expect to continue to incur expenses similar to the non-GAAP adjustments described above and exclusion of these items in our non-GAAP presentation should not be construed as an inference that these costs are unusual, infrequent or non-recurring. Some of the limitations in relying on non-GAAP net income (loss) are:

  Amortization of intangibles represents the loss in value as the technology in our industry evolves, is advanced, or is replaced over time. The expense associated with this loss in value is not included in the non-GAAP net income (loss) presentation and therefore does not reflect the full economic effect of the ongoing cost of maintaining our current technological position in our competitive industry, which is addressed through our research and development program.
  We regularly engage in acquisition and assimilation activities as part of our ongoing business and regularly evaluate our businesses to determine whether any operations should be eliminated or curtailed. We therefore will continue to experience special charges on a regular basis. These costs also directly impact our available funds.
  We perform impairment analyses on cost method investments when triggering events occur and adjust the carrying value of assets when we determine it to be necessary. Impairment charges could therefore be incurred in any period.
  Our stock option and stock purchase plans are important components of our incentive compensation arrangements and will be reflected as expenses in our GAAP results under SFAS 123R.
  Our income tax expense (benefit) will be ultimately based on our GAAP taxable income and actual tax rates in effect, which often differ significantly from the 17% rate assumed in our non-GAAP presentation.
  Other companies, including other companies in our industry, calculate non-GAAP net income (loss) differently than we do, limiting its usefulness as a comparative measure.

About Mentor Graphics

Mentor Graphics Corporation (NASDAQ:MENT) is a world leader in electronic hardware and software design solutions, providing products, consulting services and award-winning support for the world’s most successful electronics and semiconductor companies. Established in 1981, the company reported revenues over the last 12 months of about $800 million and employs approximately 4,425 people worldwide. Corporate headquarters are located at 8005 S.W. Boeckman Road, Wilsonville, Oregon 97070-7777. World Wide Web site: http://www.mentor.com/.

(Mentor Graphics, Catapult, PADS and Nucleus are registered trademarks and Vista is a trademark of Mentor Graphics Corporation. All other company or product names are the registered trademarks or trademarks of their respective owners.)

Statements in this press release regarding the company’s guidance for future periods constitute “forward-looking” statements based on current expectations within the meaning of the Securities Exchange Act of 1934. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company or industry results to be materially different from any results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: (i) reductions in the spending on the company’s products and services by its customers due to the current worldwide downturn, and the company’s ability to appropriately reduce its expenses in response; (ii) liquidity concerns, business insolvencies and bankruptcies by the company’s customers; (iii) continued weakness or recession in the US, EU, Japan or other economies; (iv) the company’s ability to successfully offer products and services that compete in the highly competitive EDA industry; (v) product bundling or discounting of products and services by competitors, which could force the company to lower its prices or offer other more favorable terms to customers; (vi) effects of the increasing volatility of foreign currency fluctuations on the company’s business and operating results; (vii) changes in accounting or reporting rules or interpretations; (viii) the impact of tax audits by the IRS or other taxing authorities, or changes in the tax laws, regulations or enforcement practices where the company does business; (ix) effects of unanticipated shifts in product mix on gross margin; and (x) effects of customer seasonal purchasing patterns and the timing of significant orders may negatively or positively impact the company’s quarterly results of operations, all as may be discussed in more detail under the heading “Risk Factors” in the company’s most recent Form 10-K or Form 10-Q. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements. In addition, statements regarding guidance do not reflect potential impacts of mergers or acquisitions that have not been announced or closed as of the time the statements are made. Mentor Graphics disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements to reflect future events or developments.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except earnings per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2009	2008	2009	2008
Revenues:
System and software	$103,884	$95,830	$219,302	$192,673
Service and support	78,737	86,574	157,094	168,938
Total revenues	182,621	182,404	376,396	361,611
Cost of revenues: (1)
System and software	9,511	4,356	14,400	9,638
Service and support	20,518	24,030	41,721	49,372
Amortization of purchased technology	2,928	1,992	5,876	5,230
Total cost of revenues	32,957	30,378	61,997	64,240
Gross margin	149,664	152,026	314,399	297,371
Operating expenses:
Research and development (2)	60,843	64,251	123,134	128,633
Marketing and selling (3)	71,430	72,799	148,031	149,447
General and administration (4)	21,730	24,099	44,766	47,160
Other general expense (income), net	68	(273)	456	(437)
Amortization of intangible assets (5)	2,888	2,537	5,758	4,970
Special charges (6)	4,202	3,235	9,897	12,885
In-process research and development (7)	-	15,285	-	15,285
Total operating expenses	161,161	181,933	332,042	357,943
Operating loss	(11,497)	(29,907)	(17,643)	(60,572)
Other income (expense), net (8)	(356)	717	(258)	3,092
Interest expense (9)(a)	(4,723)	(4,404)	(8,874)	(9,159)
Loss before income tax	(16,576)	(33,594)	(26,775)	(66,639)
Income tax expense (benefit) (10)	4,690	(15,796)	7,447	(23,345)
Net loss	$(21,266)	$(17,798)	$(34,222)	$(43,294)
Net loss per share:
Basic	$(0.22)	$(0.19)	$(0.36)	$(0.48)
Diluted	$(0.22)	$(0.19)	$(0.36)	$(0.48)
Weighted average number of shares outstanding:
Basic	94,853	91,352	94,514	91,054
Diluted	94,853	91,352	94,514	91,054

Refer to following page for a description of footnotes.

(a) For the July 31, 2008 presentation, Interest expense has been adjusted for the retrospective adoption of FSP APB 14-1.

MENTOR GRAPHICS CORPORATION
FOOTNOTES TO UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

Listed below are the items included in net income that management excludes in computing the non-GAAP financial measures referred to in the text of this press release. Items are further described under "Discussion of Non-GAAP Financial Measures."

	Three Months Ended July 31,		Six Months Ended July 31,
	2009	2008	2009	2008
(1) Cost of revenues:
Equity plan-related compensation	$470	$375	$969	$751
Prepaid royalty costs	-	-	-	103
Amortization of purchased technology	2,928	1,992	5,876	5,230
	$3,398	$2,367	$6,845	$6,084

(2) Research and development:
Equity plan-related compensation	$3,058	$2,919	$6,505	$5,851

(3) Marketing and selling:
Equity plan-related compensation	$2,391	$2,116	$4,928	$4,221

(4) General and administration:
Equity plan-related compensation	$1,578	$2,174	$2,865	$3,312

(5) Amortization of intangible assets:
Amortization of other identified intangible assets	$2,888	$2,537	$5,758	$4,970

(6) Special charges:
Rebalance, restructuring, and other costs	$4,202	$3,235	$9,897	$12,885

(7) In-process research and development
In-process research and development	$-	$15,285	$-	$15,285

(8) Other income (expense), net:
Equity in losses of unconsolidated entities and impairment of investments	$244	$475	$681	$643

(9) Interest expense:
Amortization of debt discount	$684	$628	$1,353	$1,243
Debt retirement costs	(106)	-	(354)	-
	$578	$628	$999	$1,243

(10) Income tax expense (benefit):[a]
Income tax effects	$4,391	$(15,480)	$5,458	$(21,280)

[a] Adjusted for the retrospective adoption of FSP APB 14-1.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS
(In thousands, except earnings per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2009	2008	2009	2008
GAAP net loss[a]	$(21,266)	$(17,798)	$(34,222)	$(43,294)
Non-GAAP adjustments:
Equity plan-related compensation: (1)
Cost of revenues	470	375	969	751
Research and development	3,058	2,919	6,505	5,851
Marketing and selling	2,391	2,116	4,928	4,221
General and administration	1,578	2,174	2,865	3,312
System and software cost of revenues (2)	-	-	-	103
Acquisition - related items:
Amortization of purchased intangible assets
Cost of revenues (3)	2,928	1,992	5,876	5,230
Amortization of intangible assets (4)	2,888	2,537	5,758	4,970
In-process research and development (5)	-	15,285	-	15,285
Special charges (6)	4,202	3,235	9,897	12,885
Other income (expense), net (7)	244	475	681	643
Interest expense (8)	578	628	999	1,243
Income tax effects [a](9)	4,391	(15,480)	5,458	(21,280)
Total of non-GAAP adjustments	22,728	16,256	43,936	33,214
Non-GAAP net income (loss)[a]	$1,462	$(1,542)	$9,714	$(10,080)

GAAP weighted average shares (diluted)	94,853	91,352	94,514	91,054
Non-GAAP adjustment	387	-	13	-
Non-GAAP weighted average shares (diluted)	95,240	91,352	94,527	91,054

GAAP net loss per share (diluted)[a]	$(0.22)	$(0.19)	$(0.36)	$(0.48)
Non-GAAP adjustments detailed above	0.24	0.17	0.46	0.37
Non-GAAP net income (loss) per share (diluted)[a]	$0.02	$(0.02)	$0.10	$(0.11)

[a] Adjusted for the retrospective adoption of FSP APB 14-1.

(1) Equity plan-related compensation expense recognized in accordance with SFAS 123R.
(2) Amount represents the write-off of prepaid royalty amounts associated with the closure of our Intellectual Property division.
(3) Amount represents amortization of purchased technology resulting from acquisitions. Purchased intangible assets are amortized over two to five years.
(4) Other identified intangible assets are amortized to other operating expense over two to five years. Other identified intangible assets include trade names, employment agreements, customer relationships, and deferred compensation which are the result of acquisition transactions.
(5) Write-off of $1,300 for in-process research and development related to the Ponte acquisition and $13,985 related to the acquisition of technology which has not yet reached technological feasibility and provided no alternative future uses. The technology is expected to be the basis for a new offering in the Calibre product family once development is completed.
(6) Three months ended July 31, 2009: Special charges consist of (i) $1,599 of costs incurred for employee rebalances consisting of severance benefits, notice pay, and outplacement services, (ii) $1,175 in advisory fees, (iii) $865 related to the abandonment of excess leased facility space, (iv) $270 in acquisition costs, (v) $242 related to a facility fire, and (vi) $51 in other adjustments.
Three months ended July 31, 2008: Special charges consist of (i) $1,513 related to the abandonment of excess leased facility space, (ii) $1,073 in advisory fees, (iii) $730 of costs incurred for employee rebalances consisting of severance benefits, notice pay, and outplacement services, and (iv) $(81) in other costs and adjustments, net.
Six months ended July 31, 2009: Special charges consist of (i) $5,627 of costs incurred for employee rebalances consisting of severance benefits, notice pay, and outplacement services, (ii) $2,350 in advisory fees, (iii) $824 related to the abandonment of excess leased facility space, (iv) $538 in acquisition costs, (v) $507 related to a facility fire, and (vi) $51 in other costs.
Six months ended July 31, 2008: Special charges consist of (i) $8,844 of costs incurred for employee rebalances consisting of severance benefits, notice pay, and outplacement services, (ii) $2,956 related to the abandonment of excess leased facility space, (iii) $1,073 in advisory fees, (iv) $93 in fixed asset write-offs related to the closure of our Intellectual Property division, and (v) $(81) in other costs and adjustments, net.
(7) Three months ended July 31, 2009: Equity in losses of Calypto Design Systems of $244.
Three months ended July 31, 2008: Equity in losses of Calypto Design Systems of $475.
Six months ended July 31, 2009: Other income, net consists of (i) equity in losses of Calypto Design Systems of $568 and (ii) an impairment of $113 for an investment accounted for under the cost method.
Six months ended July 30, 2008: Equity in losses of Calypto Design Systems of $643.
(8) Three months ended July 31, 2009: $684 in amortization of original issuance debt discount in accordance with FSP APB 14-1 and $(106) in discounts and unamortized debt costs related to a partial redemption of the $110.0M convertible debt.
Six months ended July 31, 2009: $1,353 in amortization of original issuance debt discount in accordance with FSP APB 14-1 and $(354) in discounts and unamortized debt costs related to a partial redemption of the $110.0M convertible debt.
Three and six months ended April 30, 2008: Amortizaton of original issuance debt discount in accordance with FSP APB 14-1.
(9) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP FINANCIAL MEASURES TO NON-GAAP FINANCIAL MEASURES
(In thousands, except percentages)

	Three Months Ended July 31,		Six Months Ended July 31,
	2009	2008	2009	2008
GAAP gross margin	$149,664	$152,026	$314,399	$297,371
Reconciling items to non-GAAP gross margin
Equity plan-related compensation	470	375	969	751
Prepaid royalty costs	-	-	-	103
Amortization of purchased technology	2,928	1,992	5,876	5,230
Non-GAAP gross margin	$153,062	$154,393	$321,244	$303,455

	Three Months Ended July 31,		Six Months Ended July 31,
	2009	2008	2009	2008
GAAP gross margin as a percent of total revenues	82%	83%	84%	82%
Non-GAAP adjustments detailed above	2%	2%	1%	2%
Non-GAAP gross margin as a percent of total revenues	84%	85%	85%	84%

	Three Months Ended July 31,		Six Months Ended July 31,
	2009	2008	2009	2008
GAAP operating expenses	$161,161	$181,933	$332,042	$357,943
Reconciling items to non-GAAP operating expenses
Equity plan-related compensation	(7,027)	(7,209)	(14,298)	(13,384)
Amortization of other identified intangible assets	(2,888)	(2,537)	(5,758)	(4,970)
Rebalance, restructuring, and other costs	(4,202)	(3,235)	(9,897)	(12,885)
In-process research and development	-	(15,285)	-	(15,285)
Non-GAAP operating expenses	$147,044	$153,667	$302,089	$311,419

	Three Months Ended July 31,		Six Months Ended July 31,
	2009	2008	2009	2008
GAAP operating loss	$(11,497)	$(29,907)	$(17,643)	$(60,572)
Reconciling items to non-GAAP operating income
Equity plan-related compensation	7,497	7,584	15,267	14,135
Prepaid royalty costs	-	-	-	103
Amortization of purchased intangible assets:
Cost of revenues	2,928	1,992	5,876	5,230
Amortization of intangible assets	2,888	2,537	5,758	4,970
Rebalance, restructuring, and other costs	4,202	3,235	9,897	12,885
In-process research and development	-	15,285	-	15,285
Non-GAAP operating income (loss)	$6,018	$726	$19,155	$(7,964)

	Three Months Ended July 31,		Six Months Ended July 31,
	2009	2008	2009	2008
GAAP operating margin as a percent of total revenues	-6%	-16%	-5%	-17%
Non-GAAP adjustments detailed above	9%	16%	10%	15%
Non-GAAP operating margin as a percent of total revenues	3%	0%	5%	-2%

	Three Months Ended July 31,		Six Months Ended July 31,
	2009	2008	2009	2008
GAAP other income (expense), net and interest expense[a]	$(5,079)	$(3,687)	$(9,132)	$(6,067)
Reconciling items to non-GAAP other income, net and interest expense
Equity in losses of unconsolidated entities	244	475	681	643
Amortization of debt discount and debt retirement costs	578	628	999	1,243
Non-GAAP other income (expense), net and interest expense[a]	$(4,257)	$(2,584)	$(7,452)	$(4,181)

[a] Adjusted for the retrospective adoption of FSP APB 14-1.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)

	July 31,	January 31,
	2009	2009
		(As Adjusted)[a]
Assets
Current assets:
Cash, cash equivalents, and short-term investments	$76,083	$95,639
Trade accounts receivable, net	107,348	133,719
Term receivables, short-term	152,315	139,133
Prepaid expenses and other	31,905	39,146
Deferred income taxes	8,442	10,163

Total current assets	376,093	417,800
Property, plant, and equipment, net	97,063	100,991
Term receivables, long-term	142,132	146,682
Goodwill and intangible assets, net	476,078	480,956
Other assets	37,644	39,641

Total assets	$1,129,010	$1,186,070

Liabilities and Stockholders' Equity
Current liabilities:
Short-term borrowings	$11,269	$36,998
Accounts payable	9,071	10,197
Income taxes payable	6,082	5,340
Accrued payroll and related liabilities	58,232	65,687
Accrued liabilities	37,786	46,034
Deferred revenue	145,097	155,098

Total current liabilities	267,537	319,354
Long-term notes payable	185,693	188,170
Deferred revenue, long-term	12,730	16,890
Other long-term liabilities	69,030	75,211
Total liabilities	534,990	599,625

Stockholders' equity:
Common stock	625,417	602,064
Accumulated deficit	(61,075)	(26,853)
Accumulated other comprehensive income	29,678	11,234
Total stockholders' equity	594,020	586,445

Total liabilities and stockholders' equity	$1,129,010	$1,186,070

[a] Adjusted for the retrospective adoption of FSP APB 14-1.

MENTOR GRAPHICS CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS AND SUPPLEMENTAL INFORMATION
(In thousands, except days sales outstanding)

	Three Months Ended July 31,		Six Months Ended July 31,
	2009	2008	2009	2008
Operating activities
Net loss[a]	$(21,266)	$(17,798)	$(34,222)	$(43,294)
Depreciation and amortization [a](1)	14,737	13,592	30,800	28,176
Other adjustments to reconcile:
Operating cash[a]	4,894	21,712	15,114	28,239
Changes in working capital[a]	21,818	(19,328)	7,521	30,016

Net cash provided by (used in) operating activities	20,183	(1,822)	19,213	43,137

Investing activities
Net cash used in investing activities	(11,354)	(41,867)	(16,077)	(77,543)

Financing activities
Net cash provided by (used in) financing activities	(11,309)	10,727	(20,103)	6,915

Effect of exchange rate changes on cash and cash equivalents	(220)	(204)	(598)	238

Net change in cash and cash equivalents	(2,700)	(33,166)	(17,565)	(27,253)
Cash and cash equivalents at beginning of period	78,777	123,839	93,642	117,926

Cash and cash equivalents at end of period	$76,077	$90,673	$76,077	$90,673

[a] Adjusted for the retrospective adoption of FSP APB 14-1.

(1) Depreciation and amortization includes a write-off of note issuance costs in the amount of $10 for the three months ended July 31, 2009 and $26 for the six months ended July 31, 2009.

Other data:
Capital expenditures	$6,398	$10,799	$10,968	$19,773
Days sales outstanding	128	118

MENTOR GRAPHICS CORPORATION
UNAUDITED SUPPLEMENTAL BOOKINGS AND REVENUE INFORMATION
(Rounded to nearest 5%)

	FY 2010			Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Product Group Bookings (a)	Q1	Q2	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Integrated Systems Design	20%	20%	20%	15%	20%	25%	15%	20%	15%	20%	20%	15%	20%
IC Design to Silicon	40%	40%	40%	40%	30%	30%	40%	35%	40%	35%	30%	40%	35%
Scalable Verification	20%	25%	20%	20%	20%	20%	30%	20%	20%	25%	20%	20%	25%
New & Emerging Products	10%	5%	10%	10%	20%	15%	10%	15%	15%	15%	20%	20%	15%
Services & Other (b)	10%	10%	10%	15%	10%	10%	5%	10%	10%	5%	10%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2010			Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Product Group Revenue (b)	Q1	Q2	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Integrated Systems Design	20%	20%	20%	20%	20%	25%	20%	20%	20%	20%	25%	20%	20%
IC Design to Silicon	45%	35%	40%	40%	30%	30%	35%	35%	40%	40%	25%	30%	35%
Scalable Verification	20%	25%	25%	20%	25%	25%	30%	25%	20%	20%	25%	30%	25%
New & Emerging Products	10%	10%	10%	10%	15%	10%	10%	10%	10%	15%	15%	15%	15%
Services & Other (b)	5%	10%	5%	10%	10%	10%	5%	10%	10%	5%	10%	5%	5%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2010			Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Bookings by Geography	Q1	Q2	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
North America	40%	55%	50%	40%	30%	40%	35%	35%	50%	40%	45%	30%	40%
Europe	25%	25%	25%	35%	35%	35%	35%	35%	25%	30%	15%	30%	25%
Japan	25%	5%	10%	15%	20%	10%	5%	15%	10%	10%	20%	20%	15%
Pac Rim	10%	15%	15%	10%	15%	15%	25%	15%	15%	20%	20%	20%	20%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2010			Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Revenue by Geography	Q1	Q2	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
North America	40%	50%	45%	40%	35%	40%	40%	40%	50%	55%	40%	40%	45%
Europe	20%	30%	25%	30%	30%	35%	35%	30%	25%	20%	25%	30%	25%
Japan	20%	5%	10%	20%	20%	10%	10%	15%	15%	10%	20%	15%	15%
Pac Rim	20%	15%	20%	10%	15%	15%	15%	15%	10%	15%	15%	15%	15%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2010			Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Bookings by Business Model (c)	Q1	Q2	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Perpetual	15%	25%	20%	20%	20%	20%	10%	15%	30%	25%	30%	10%	20%
Ratable	15%	15%	15%	25%	20%	15%	10%	15%	20%	20%	10%	10%	15%
Up Front	70%	60%	65%	55%	60%	65%	80%	70%	50%	55%	60%	80%	65%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

	FY 2010			Fiscal year ended January 31, 2009					Fiscal year ended January 31, 2008
Revenue by Business Model (c)	Q1	Q2	YEAR	Q1	Q2	Q3	Q4	YEAR	Q1	Q2	Q3	Q4	YEAR
Perpetual	15%	25%	20%	20%	20%	20%	10%	15%	25%	20%	20%	15%	20%
Ratable	10%	15%	15%	20%	20%	20%	10%	15%	15%	15%	20%	10%	15%
Up Front	75%	60%	65%	60%	60%	60%	80%	70%	60%	65%	60%	75%	65%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

(a) Product Group Bookings excludes support bookings for all sub-flow categories.
(b) Product Group Revenue includes support revenue for each sub-flow category as appropriate.
(c) Bookings and Revenue by Business Model are System and Software only.

Impact of Accounting Change on the Unaudited Consolidated Statement of Operations:

	Three months ended July 31, 2008			Six months ended July 31, 2008
	As Originally Reported	Impact of accounting change for FSP APB 14-1	As Adjusted	As Originally Reported	Impact of accounting change for FSP APB 14-1	As Adjusted

Operating loss	(29,907)	-	(29,907)	(60,572)	-	(60,572)
Other income, net	717	-	717	3,092	-	3,092
Interest expense	(3,798)	(606)	(4,404)	(7,960)	(1,199)	(9,159)
Loss before income tax	(32,988)	(606)	(33,594)	(65,440)	(1,199)	(66,639)
Income tax benefit	(15,796)	-	(15,796)	(23,345)	-	(23,345)
Net loss	$(17,192)	$(606)	$(17,798)	$(42,095)	$(1,199)	$(43,294)

Basic and diluted net loss per share	$(0.19)	$-	$(0.19)	$(0.46)	$(0.02)	$(0.48)

Impact of Accounting Change on the Unaudited Consolidated Balance Sheet:

As of January 31, 2009	As Originally Reported	Impact of accounting change for FSP APB 14-1	As Adjusted
Assets
Current assets:
Cash, cash equivalents and short-term investments	$95,639	$-	$95,639
Trade accounts receivable, net	133,719	-	133,719
Term receivables, short-term	139,133	-	139,133
Prepaid expenses and other	39,236	(90)	39,146
Deferred income taxes	10,163	-	10,163
Total current assets	417,890	(90)	417,800

Property, plant, and equipment	100,991	-	100,991
Term receivables, long-term	146,682	-	146,682
Goodwill and intangible assets, net	480,956	-	480,956
Other assets	39,918	(277)	39,641
Total assets	$1,186,437	$(367)	$1,186,070

Liabilities and Stockholder's Equity

Total current liabilities	$319,354	$-	$319,354

Long-term notes payable	201,102	(12,932)	188,170
Deferred revenue, long-term	16,890	-	16,890
Other long-term liabilities	75,211	-	75,211
Total liabilities	612,557	(12,932)	599,625

Stockholders' equity:
Common stock	580,298	21,766	602,064
Accumulated deficit	(17,652)	(9,201)	(26,853)
Accumulated other comprehensive income	11,234	-	11,234
Total stockholders' equity	573,880	12,565	586,445
Total liabilities and stockholders' equity	$1,186,437	$(367)	$1,186,070

Impact of Accounting Change on the Unaudited Consolidated Statement of Cash Flows:

	Three months ended July 31, 2008
	Impact of accounting change for:
	As Originally Reported	FSP APB 14-1	Other	As Adjusted
Operating Cash Flows:
Net loss	$(17,192)	$(606)	$-	$(17,798)
Depreciation and amortization	12,986	606	-	13,592
Other adjustments to reconcile:
Operating cash	21,658	-	54	21,712
Changes in working capital	(19,274)		(54)	(19,328)
Net cash provided by operating activities	(1,822)	-	-	(1,822)

Investing Cash Flows:
Net cash used in investing activities	(41,867)	-	-	(41,867)

Financing Cash Flows:
Net cash used in financing activities	10,727	-	-	10,727
Effect of exchange rate changes on cash and cash equivalents	(204)	-	-	(204)
Net change in cash and cash equivalents	(33,166)	-	-	(33,166)
Cash and cash equivalents at the beginning of the period	123,839	-	-	123,839
Cash and cash equivalents at the end of the period	$90,673	$-	$-	$90,673

	Six months ended July 31, 2008
	Impact of accounting change for:
	As Originally Reported	FSP APB 14-1	Other	As Adjusted
Operating Cash Flows:
Net loss	$(42,095)	$(1,199)	$-	$(43,294)
Depreciation and amortization	26,977	1,199	-	28,176
Other adjustments to reconcile:
Operating cash	28,220	-	19	28,239
Changes in working capital	30,035		(19)	30,016
Net cash provided by operating activities	43,137	-	-	43,137

Investing Cash Flows:
Net cash used in investing activities	(77,543)	-	-	(77,543)

Financing Cash Flows:
Net cash used in financing activities	6,915	-	-	6,915
Effect of exchange rate changes on cash and cash equivalents	238	-	-	238
Net change in cash and cash equivalents	(27,253)	-	-	(27,253)
Cash and cash equivalents at the beginning of the period	117,926	-	-	117,926
Cash and cash equivalents at the end of the period	$90,673	$-	$-	$90,673

MENTOR GRAPHICS CORPORATION
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP
EARNINGS PER SHARE GUIDANCE

The following table reconciles management's estimates of the specific items excluded from GAAP in the calculation of expected non-GAAP earnings per share for the periods shown below:

Q3 FY10
Diluted GAAP net loss per share	($0.19)
Non-GAAP Adjustments:
Amortization of purchased intangible assets (1)	0.04
Amortization of other identified intangible assets (2)	0.03
Equity plan-related compensation (3)	0.06
Other Income & Interest expenses (4)	0.01
Income tax effects (5)	0.06
Non-GAAP net income per share	$0.01

(1) Excludes amortization of purchased intangible assets resulting from acquisition transactions. Purchased intangible assets are amortized over two to five years. The guidance for Q3 FY10 assumes no additional acquisitions.

(2) Excludes amortization of other identified intangible assets including trade names, employment agreements and customer relationships, and deferred compensation resulting from acquisition transactions. Other identified intangible assets are amortized over two to five years. The guidance for Q3 FY10 assumes no additional acquisitions.

(3) Excludes equity plan-related compensation expense recognized in accordance with SFAS 123R, Share-Based Payment.
(4) Amortization of original issuance debt discount in accordance with FSP APB 14-1. Equity in losses of Calypto Design Systems.
(5) Non-GAAP income tax expense adjustment reflects the application of our assumed normalized effective 17% tax rate, instead of our GAAP tax rate, to our GAAP pre-tax income and the application of the 17% tax rate to our non-GAAP adjustments.

CONTACT:
Mentor Graphics Corporation
Media Contact
Ry Schwark, 503-685-1660
ry_schwark@mentor.com
or
Investor Contact
Joe Reinhart, 503-685-1462
joe_reinhart@mentor.com